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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



                Date of Report (Date of Earliest Event Reported)
                               September 15, 1998


                        GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



       Delaware            1-11656                    42-1283895
       --------            -------                    ----------
    (State or other        (Commission File           (I.R.S. Employer
    jurisdiction of        Number)                    Identification
    incorporation)                                    Number)

                  110 N. Wacker Drive, Chicago, Illinois 60606
              (Address of principal executive offices)  (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report.)



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Spring Hill Mall

     On September 15, 1998, GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), through its affiliate (Spring Hill Mall L.L.C., a Delaware limited liability company ("Owner")), purchased 100% of the Spring Hill Mall in West Dundee (Chicago), Illinois. The privately conducted transaction was completed with TCW Realty Fund V on an arms-length basis. The general partner of the Operating Partnership is General Growth Properties, Inc., a Delaware corporation (the "Company" ), which holds approximately a 61.14% interest in the Operating Partnership (assuming conversion of all Operating Partnership preferred units into Operating Partnership common units). The sole partners of Owner are the Operating Partnership and Spring Hill Mall, Inc., a Delaware corporation, which is wholly-owned by the Operating Partnership.
     The aggregate consideration paid by the Operating Partnership for the Spring Hill Mall was approximately $124 million (subject to prorations and to certain adjustments and payments to be made by the Operating Partnership). The consideration consisted of approximately $32 million in cash (through the Company's line of credit with Union Bank Of Switzerland) and a new 10-year fixed-rate $92 million mortgage with Teachers Insurance and Annuity Association. The new mortgage bears interest at 6.60% per annum and provides for monthly payments of principal and interest of approximately $ 588,000.
Although the Spring Hill transaction would not constitute the acquisition of a significant amount of assets for purposes of Item 2 of Form 8-K, and this transaction and the Company's acquisition of Southwest Plaza on April 3, 1998, the Altamonte Mall on July 21, 1998; and the Pierre Bossier Mall on September 21, 1998 were not related transactions, the cumulative effect of the Spring Hill transaction and such other recent acquisitions could be deemed to constitute the acquisition of a significant amount of assets. Accordingly, this transaction is being reported pursuant to Item 2 of Form 8-K.




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     Spring Hill Mall opened in 1980 and was extensively remodeled in 1991 and
1992. It is a one-level mall containing approximately 1.1 million square feet of retail gross leasable area. The center is anchored by Marshall Fields, Carson Pirie Scott, Kohl's, JC Penney, Sears and Wickes Furniture. The mall includes approximately 342,000 square feet of mall shop space, which is currently approximately 93% occupied. In addition, there are approximately 40.5 acres of vacant land adjoining the mall property that was included in the acquisition transaction.






ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.



     (a),(b) The requisite financial information with respect to the Spring Hill Mall acquisition will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.


     (c) Exhibits

     See Exhibit Index attached hereto and incorporated herein.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GENERAL GROWTH PROPERTIES, INC.

                         By:  /s/ Bernard Freibaum
                              ---------------------
                              Bernard Freibaum
                              Executive Vice President and
                              Chief Financial Officer

                              Date:  September 30, 1998




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                                 EXHIBIT INDEX
                                 -------------


Exhibit                       Name                     Page
Number                        ----                     Number
------                                                 ------


2. Purchase and Sale Agreement and Joint Escrow Instructions dated as of August 21, 1998 by and between Spring Hill Mall Partnership (seller) and Spring Hill Mall L.L.C., (purchaser).




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